Exhibit 99.5

PART IV

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES

			Page

(a)	1.	Consolidated financial statements:
		Report of independent registered public accounting firm	1
		Consolidated statement of operations	3
		Consolidated statement of comprehensive (loss) income	4
		Consolidated statement of financial position	5
		Consolidated statement of equity (deficit)	6
		Consolidated statement of cash flows	8
		Notes to financial statements	10

	2.	Financial statement schedule:
		II - Valuation and qualifying accounts	107

		All other schedules have been omitted because they are not applicable or the information required is shown in the financial statements or notes thereto.

	3.	Supplemental data:
		Quarterly sales and earnings data (unaudited)	105

	4.	Exhibits required as part of this report are listed in the index appearing on pages 133 through 136.

Schedule II

Eastman Kodak Company

Valuation and Qualifying Accounts

(in millions)	Beginning Balance	Additions	Net Deductions and Other	Ending Balance
Year ended December 31, 2015 (Successor)
Reserve for doubtful accounts	$11	4	5	$10
Deferred tax valuation allowance	$1,127	182	108	$1,201

Year ended December 31, 2014 (Successor)
Reserve for doubtful accounts	$6	5	—	$11
Deferred tax valuation allowance	$953	257	83	$1,127

Four Months ended December 31, 2013 (Successor)
Reserve for doubtful accounts	$—	6	—	$6
Deferred tax valuation allowance	$1,273	157	477	$953

In connection with the application of fresh start accounting on September 1, 2013, the carrying value of trade receivables was adjusted to fair value, eliminating the reserve for doubtful accounts.

Eight Months ended August 31, 2013 (Predecessor)
Reserve for doubtful accounts	$30	—	8	$22
Deferred tax valuation allowance	$2,838	180	1,745	$1,273

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